UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Saba Software, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Agreement”), dated as of November 22, 2010, with Wells Fargo Bank, National Association (the “Bank”) and the Company’s wholly-owned subsidiary, Saba Software International, Inc. The Agreement provides for a one year $10 million line of credit. The Agreement also includes a sublimit of up to $4,000,000 for letters of credit.

The Agreement includes certain covenants with which the Company must comply during the term of the Agreement, including that the Company’s minimum “Consolidated Unencumbered Liquidity” shall be at all times equal to not less than $15 million (including that minimum “Consolidated Domestic Unencumbered Liquidation” shall be not less than $10 million), and that at the end of each fiscal quarter net losses after taxes during the four consecutive fiscal quarter period then ended shall be equal to not more than $4 million.

The line of credit is secured by all of the Company’s personal property other than its intellectual property. The Agreement includes certain negative covenants restricting or limiting the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make investments and acquisitions, merge or consolidate with any other entity, and convey, sell, lease, transfer or otherwise dispose of assets. Such restrictions and limitations are subject to usual and customary exceptions contained in credit agreements of this nature.

The Agreement also contains usual and customary events of default (subject to certain threshold amounts and grace periods). If an event of default occurs and is continuing, the Company may be required to repay the obligations under the line of credit prior to the stated maturity date, the Company’s ability to continue to borrow under the Credit Agreement may terminate, and the Bank may be able to foreclose on any or all collateral provided by the Company or the Company’s subsidiaries.

A copy of the Agreement is attached hereto as Exhibit 10.1 and the foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on November 17, 2010, the matters submitted to a vote of stockholders were (i) the election of one Class I director to the Board of Directors for a term expiring at the 2013 annual stockholders meeting and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

The following table sets forth the results of voting for the election of the Class I director to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Joe Kiani	9,070,942	7,603,205	5,865,249

The following table sets for the results of voting for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

Votes For	Votes Against	Abstentions
22,344,857	184,318	1,221

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Credit Agreement dated as of November 22, 2010, by and among Saba Software, Inc., Saba Software International, Inc., and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: November 23, 2010	/S/ WILLIAM SLATER
(Signature)
William Slater
Chief Financial Officer